Exhibit 99.1

DropCar Announces Financial Results for the Three
Months Ended March 31, 2019

Over 50% Expense Reduction with Continued Improved Margins and Liquidity as Company Continues Evaluating Strategic Opportunities

NEW YORK – May 15, 2019 (Business Wire) –DropCar, Inc. (Nasdaq: DCAR) (“DropCar” or the “Company”), a provider of micro logistics technology, mobility services and cloud based software for both the automotive industry and consumers, today announced financial results and the filing of its Form 10-Q for the period ended March 31, 2019 and provided an update on the results of initiatives implemented to conserve cash on hand while focusing the business on its most profitable clients and segments.

Spencer Richardson, DropCar’s Chief Executive Officer, stated, "We remain focused on accelerating our business towards profitability, as evidenced by the last two quarters. These quarters have seen the streamlining of our back end operations, coupled with major gains to our overall field driver efficiency lead to significant improvement in gross margins compared to prior quarters.”

During the past few months, DropCar has taken the following demonstrative actions to continue to reduce its burn and focus its business on the most profitable clients and segments:

(i) completed the conversion of its B2C business to a self-park model, which has shifted from a significant driver of losses to now a growing positive gross margin business for the quarter ended ending March 31, 2019, compared to the prior quarter ended March 31; and

(ii) increased growth in B2B managed services revenues by 44% for the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018, which was primarily a result of the expansion of existing contracts and changes to the Company’s B2B pricing model.

“For the second quarter of 2019, we are continuing our efforts to focus our resources on reducing expenses while shepherding strategic growth to enable the company to help maximize opportunities for enhancing shareholder value,” added Mr. Richardson.

Financial Results for the Three Months Ended March 31, 2019 versus Three Months Ended March 31, 2018

Revenue for the three months ended March 31, 2019 decreased $593,000, or 35%, to $1,099,000, as compared to $1,692,000 for the same period in 2018, as DropCar Operating revenue decreased by $695,000, or 51%, due to the discontinued “Steve” parking and valet on-demand service. This was partially offset by an increase in B2B revenue of $101,915, or 44%, to $335,000, as compared to $234,000 for the three months ended March 31, 2018, and an increase in “Will” valet on-demand service revenue of $35,000, or 52%, to $102,000, compared to $67,000 for the three months ended March 31, 2018.

Cost of revenue during the three months ended March 31, 2019 totaled $1,127,000, a decrease of $1,169,000, or 51%, compared to $2,296,000 recorded for the three months ended March 31, 2018. This decrease was primarily due to a decrease in the Company’s valet workforce and attributable to decreases of $1,011,000 in wages and related expenses, $123,000 in repairs and damages, $75,000 in travel and $51,000 in cost of gas and other service sold, partially offset by an increase of $98,000 in parking garage fees and insurance costs.

The Company's $1,976,000 net loss for the three months ended March 31, 2019 was comprised of $1,977,000 operating loss from DropCar Operations and offset by $1,700 of interest income. This compared to a net loss of $4,481,000 for the same period in 2018, a reduction of 56%.

Financial Results for the Three Months Ended March 31, 2019 versus Three Months Ended December 31, 2018

Revenue for the three months ended March 31, 2019 decreased $23,000, or 2%, to $1,099,000, as compared to $1,122,000 for the three months ended December 31, 2018, as DropCar Operating B2B revenue decreased by $13,000, or 4% and Consumer Non Recurring revenue decreased $21,000, or 17%. This was offset by an increase in monthly subscription revenue of $11,000, or 2%.

Cost of revenue during the three months ended March 31, 2019 totaled $1,127,000, a decrease of $123,000, or 10% compared to $1,250,000 recorded for the three months ended December 31, 2018. This decrease was primarily due to $43,000 in wages and related expenses, $45,000 in damages, $15,000 in travel, $36,000 in other service cost, partially offset by increase of $17,000 in parking garage fees, insurance and gas expenses.

The Company's $1,976,000 net loss for the three months ended March 31, 2019 was comprised of $1,977,000 operating loss from DropCar Operations and offset by $1,700 of interest income. This compared to a net loss of $6,634,000 for the three months ended December 31, 2018.

About DropCar

Founded and launched in New York City in 2015, DropCar’s mission is to power the next generation of mobility by bringing the automotive industry’s products and services to everyone’s front door. DropCar’s core Mobility Cloud platform and integrated mobile apps help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar’s last mile logistics platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at https://drop.car/

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Investor Relations

Spencer Richardson
ir@DropCar.com
(646) 916-4595

DropCar, Inc. and Subsidiaries
Consolidated Balance Sheets Data

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$4,358,633	$4,303,480
Accounts receivable, net	413,413	295,626
Prepaid expenses and other current assets	359,193	328,612
Total current assets	5,131,239	4,927,718

Property and equipment, net	33,319	39,821
Capitalized software costs, net	626,599	659,092
Operating lease right-of-use asset	14,877	-
Other assets	3,525	3,525

TOTAL ASSETS	$5,809,559	$5,630,156

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,972,376	$2,338,560
Deferred income	272,812	253,200
Lease liability	7,332	-
Total current liabilities	2,252,520	2,591,760

Convertible note payable, net of debt discount	-	-
TOTAL LIABILITIES	2,252,520	2,591,760

TOTAL STOCKHOLDERS' EQUITY	3,557,039	3,038,396

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,809,559	$5,630,156

DropCar, Inc. and Subsidiaries
Consolidated Statements of Operations Data
(unaudited)

	For the Quarter Ended March 31,
	2019	2018
		(Restated)

NET REVENUES	$1,099,443	$1,692,075

COST OF REVENUES	1,127,045	2,295,781

GROSS LOSS	(27,602)	(603,706)

OPERATING EXPENSES Research and development	68,982	114,161
Selling, general and administrative expenses	1,773,097	2,910,797
Depreciation and amortization	107,749	79,232
TOTAL OPERATING EXPENSES	1,949,828	3,104,190

OPERATING LOSS	(1,977,430)	(3,707,896)

Interest income (expense), net	1,724	(1,082,217)

LOSS FROM CONTINUING OPERATIONS	(1,975,706)	(4,790,113)

DISCONTINUED OPERATIONS
Income from operations of discontinued component	-	309,378
LOSS FROM DISCONTINUED OPERATIONS	-	309,378
NET LOSS	$(1,975,706)	$(4,480,735)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.93)	$(4.75)
Diluted	$(0.93)	$(4.75)
(LOSS) EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.93)	$0.31
Diluted	$(0.93)	$0.31
NET LOSS PER SHARE:
Basic	$(0.93)	$(4.44)
Diluted	$(0.93)	$(4.44)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	2,117,688	1,008,058
Diluted	2,117,668	1,008,058

DropCar, Inc. and Subsidiaries
Consolidated Statements of Operations Data
(unaudited)

	For the Three Months Ended
	March 31, 2019	December 31, 2018

NET REVENUES	$1,099,443	$1,122,461

COST OF REVENUES	1,127,045	1,250,090

GROSS LOSS	(27,602)	(127,629)

OPERATING EXPENSES Research and development	68,982	56,901
Selling, general and administrative expenses	1,773,097	2,430,623
Depreciation and amortization	107,749	100,549
TOTAL OPERATING EXPENSES	1,949,828	2,588,073

OPERATING LOSS	(1,977,430)	(2,715,702)

Interest income (expense), net	1,724	103

LOSS FROM CONTINUING OPERATIONS	(1,975,706)	(2,715,599)

DISCONTINUED OPERATIONS
Income from operations of discontinued component	-	315,119
Loss on sale of component	-	(4,169,718)
LOSS FROM DISCONTINUED OPERATIONS	-	(3,854,599)
NET LOSS	$(1,975,706)	$(6,570,198)
Deemed dividend on exchange of warrants	-	(63,760)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,975,706)	$(6,633,958)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Loss from continuing operations	(1,975,706)	(2,779,359)
Loss from discontinued operations	-	(3,854,599)
NET LOSS	(1,975,706)	(6,633,958)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.93)	$(1.71)
Diluted	$(0.93)	$(1.71)
(LOSS) EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.93)	$(2.38)
Diluted	$(0.93)	$(2.38)
NET LOSS PER SHARE:
Basic	$(0.93)	$(4.09)
Diluted	$(0.93)	$(4.09)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	2,117,688	1,621,130
Diluted	2,117,668	1,621,130